As filed with the Securities and Exchange Commission on January 28, 2005,
            Post-Effective Amendment No. 1 To Registration Statement
                          On Form S-8 (No. 333-76176)


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 Cox Radio, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                                      58-2112281
  (State or other jurisdiction                        (I.R.S. Employer
 of incorporation or organization)                    Identification No.)

   6205 Peachtree Dunwoody Road
        Atlanta, Georgia                                   30328
(Address of Principal Executive Offices)                 (Zip Code)

                                 COX RADIO, INC.
                        2001 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)


                          DOW, LOHNES & ALBERTSON, PLLC
                                     Counsel
                         1200 New Hampshire Avenue, N.W.
                                    Suite 800
                             Washington, D.C. 20036
                     (Name and Address of agent for service)

                     Telephone number of agent for service:
                                 (202) 776-2000


                          DEREGISTRATION OF SECURITIES

On January 2, 2002, Cox Radio, Inc. (the "Registrant") filed a registration statement on Form S-8 (the "Prior Registration Statement") for the purpose of registering 750,000 shares of its Class A common stock, par value $0.33 per share, (the "Common Stock") to be issued under the Cox Radio, Inc. 2001 Employee Stock Purchase Plan (the "2001 Plan"). The 2001 Plan was completed on December 31, 2003. A total of 210,876 shares were issued under the 2001 Plan. Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 to the Prior Registration Statement to deregister the remaining 539,124 shares of Common Stock. Contemporaneously with the filing of this Post-Effective Amendment No. 1, the Registrant is filing a registration statement on Form S-8 for the purpose of registering 600,000 shares of Common Stock to be issued under the Cox Radio, Inc. 2004 Employee Stock Purchase Plan (the "Subsequent Registration Statement"). The 539,134 shares deregistered by this Post-Effective Amendment No. 1 will be registered under the Subsequent Registration Statement and a portion of the previously paid $3,054.32 filing fee attributable to such shares will be carried forward and applied to the filing fee to be paid for filing the Subsequent Registration Statement. The Registrant reserves the right, to the extent permitted, to carry forward and apply the balance of the Prior Registration Statement filing fee to future registration statements.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia on the 7th day of December, 2004.

                                                 COX RADIO, INC.

                                                 By:/s/Robert F. Neil
                                                    -------------------------
                                                       Robert F. Neil
                                                       President and
                                                       Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to form S-8 to be signed by the following persons in the capacities and on the dates indicated.

      Signature                                  Capacity                          Date
      ---------                                  --------                          ----

/s/James C. Kennedy                   Chairman of the Board of               December 7, 2004
--------------------------            Directors
   James C. Kennedy

/s/Robert F. Neil                     President and Chief Executive          December 7, 2004
--------------------------            Officer, and Director
   Robert F. Neil                     (Principal Executive Officer)

/s/Neil O. Johnston                   Vice President and Chief               December 7, 2004
--------------------------            Financial Officer (Principal
   Neil O. Johnston                   Financial And Accounting Officer)

/s/Juanita P. Baranco                 Director                               December 7, 2004
--------------------------
   Juanita P. Baranco

/s/G. Dennis Berry                    Director                               December 7, 2004
--------------------------
   G. Dennis Berry

/s/Richard A. Ferguson                Director                               December 7, 2004
---------------------------
   Richard A. Ferguson

/s/Marc W. Morgan                     Director                               December 7, 2004
---------------------------
   Marc W. Morgan

/s/Nicholas D. Trigony                Director                               December 7, 2004
---------------------------
   Nicholas D. Trigony
